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                                                                    Exhibit 10.8

                               FIRST AMENDMENT TO

                              EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") is entered into as of January 1, 2006 (the "Effective Date"), by and between Indus International, Inc. (the "Company"), and Joseph T. Trino (the "Executive").

     Executive currently serves as the Executive Vice President of Corporate Strategy of the Company, pursuant to the terms of that certain Employment Agreement, dated as of October 1, 2005, between Executive and the Company (the "Agreement").

     Executive and the Company have agreed to amend and restate Section 4 of this Agreement in the manner set forth in this Amendment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Executive and the Company hereby agree as follows:

     1. Amendment. Section 4 of the Agreement is hereby deleted and replaced with the following:

     "4. Paid Time Off. Executive will be entitled to paid time off each year for vacation time, sick leave and personal time in accordance with the Company's paid time off policy, as such policy is in effect from time to time, with the timing and duration of specific time off mutually and reasonably agreed to by the parties hereto. The Company reserves the right to cancel or change the paid time policy that it offers to Executive at any time."

     2. Full Force and Effect. Except as specifically amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

INDUS INTERNATIONAL, INC.


By: /s/ Gregory J. Dukat                Date: 2/1/2006
    ---------------------------------
Title: President and Chief Executive
       Officer


EXECUTIVE


/s/ Joseph T. Trino                     Date: 1/31/2006
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